Exhibit 3.2
FIFTH AMENDED AND RESTATED BYLAWS
OF
SOURCEFIRE, INC.
(a Delaware Corporation)

Table of Contents

ARTICLE 1 — Stockholders

Section 1.1	Place of Meetings
Section 1.2	Annual Meeting
Section 1.3	Special Meetings
Section 1.4	Notice of Meetings
Section 1.5	Voting List
Section 1.6	Quorum
Section 1.7	Adjournments
Section 1.8	Voting and Proxies
Section 1.9	Action at Meeting
Section 1.10	Action without Meeting
Section 1.11	Stockholder Proposals at Annual Meetings

ARTICLE 2 — Directors

Section 2.1	General Powers
Section 2.2	Number, Classes and Term of Office
Section 2.3	Nomination, Election and Qualification
Section 2.4	Vacancies
Section 2.5	Resignation
Section 2.6	Regular Meetings
Section 2.7	Special Meetings
Section 2.8	Notice of Special Meetings
Section 2.9	Meetings by Telephone Conference Calls
Section 2.10	Quorum
Section 2.11	Action at Meeting
Section 2.12	Action by Consent
Section 2.13	Removal
Section 2.14	Committees
Section 2.15	Compensation of Directors

ARTICLE 3 — Officers

Section 3.1	Enumeration
Section 3.2	Election
Section 3.3	Qualification
Section 3.4	Tenure
Section 3.5	Resignation and Removal
Section 3.6	Vacancies
Section 3.7	Chairman of the Board and Vice-Chairman of the Board
Section 3.8	Chief Executive Officer
Section 3.9	President
Section 3.10	Chief Operating Officer

Section 3.11	Chief Financial Officer
Section 3.12	Vice Presidents
Section 3.13	Secretary and Assistant Secretaries
Section 3.14	Treasurer and Assistant Treasurers
Section 3.15	Execution of Corporate Instruments

ARTICLE 4 — Capital Stock

Section 4.1	Issuance of Stock
Section 4.2	Certificates of Stock
Section 4.3	Transfers
Section 4.4	Lost, Stolen or Destroyed Certificates
Section 4.5	Record Date

ARTICLE 5 — Indemnification

Section 5.1	Right to Indemnification
Section 5.2	Authority to Advance Expenses
Section 5.3	Right of Claimant to Bring Suit
Section 5.4	Provisions Nonexclusive
Section 5.5	Authority to Insure
Section 5.6	Enforcement of Rights
Section 5.7	Survival of Rights
Section 5.8	Settlement of Claims
Section 5.9	Subrogation
Section 5.10	No Duplication of Payments
Section 5.11	Savings Clause

ARTICLE 6 — General Provisions

Section 6.1	Fiscal Year
Section 6.2	Corporate Seal
Section 6.3	Waiver of Notice
Section 6.4	Voting of Securities
Section 6.5	Evidence of Authority
Section 6.6	Certificate of Incorporation
Section 6.7	Transactions with Interested Parties
Section 6.8	Severability
Section 6.9	Pronouns

ARTICLE 7 — Amendments

Section 7.1	By the Board of Directors
Section 7.2	By the Stockholders

FIFTH AMENDED AND RESTATED BYLAWS
OF
SOURCEFIRE, INC.
(A Delaware Corporation)
ARTICLE 1 — Stockholders
     1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer, by the President or, if not so designated, at the registered office of Sourcefire, Inc. (the “Corporation”).
     1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such date, time and place as may be fixed by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer, by the President. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.
     1.3 Special Meetings. Except as otherwise required by law, special meetings of the stockholders may be called only in accordance with the provisions of the Corporation’s Certificate of Incorporation as amended from time to time in the manner set forth therein and in the General Corporation Law of the State of Delaware (the “DGCL”). Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
     1.4 Notice of Meetings.
          (a) Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the Corporation.
          (b) If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of section 262(d) of the DGCL to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

          (c) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
          (d) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given, either by a form of electronic transmission consented to by the stockholder to whom the notice is given, or by mail. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this subparagraph (d) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. If mailed, notice is given three (3) days after deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
     1.5 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.
     1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum of all meetings of the stockholders. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.
     1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by a majority of the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or by any officer entitled to preside at or to act as Secretary of such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     1.8 Voting and Proxies.
          (a) Each stockholder shall have one (1) vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. There shall be no cumulative voting.
          (b) Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action by written proxy, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and filed with the Secretary of the Corporation at or before the meeting at which it is be to used. No such proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.
          (c) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to this Section 1.8, the following shall constitute a valid means by which a stockholder may grant such authority:
               (i) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
               (ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telephone, telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telephone, telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telephone, telegram, cablegram or other electronic transmission was authorized by the stockholder. Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
          (d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     1.9 Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two (2) or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.
     1.10 Action without Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of such stockholders, shall be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
     1.11 Stockholder Proposals at Annual Meetings.
          (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, whether or not the stockholder is seeking to have a proposal included in the Corporation’s proxy statement or information statement under any applicable rule of the Securities and Exchange Commission (the “SEC”), including, but not limited to, Regulation 14A or Regulation 14C under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, in the case of a stockholder seeking to have a proposal included in the Corporation’s proxy statement or information statement, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholder. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the Anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the fifteenth (15th) day following the day on which public announcement of the date of such meeting is first made. If the stockholder is not seeking inclusion of the proposal in the Corporation’s proxy statement or information statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Other than with respect to stockholder proposals relating to director nomination(s), which requirements are set forth in Section 2.3 below, a stockholder’s notice to the Secretary shall set forth as to each matter that the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation (each, a “Relevant Hedge Transaction”), and (vi) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (b) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (c) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (d) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date). For purposes of this Section 1.11 and Section 2.3, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
          (b) Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.11, provided, however, that nothing in this Section 1.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.
          (c) The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
          (d) Nothing in this Section 1.11 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement or information statement to the extent that such right is provided by an applicable rule of the SEC.
ARTICLE 2 — Directors
     2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
     2.2 Number, Classes and Term of Office.

          (a) Unless otherwise stated in the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall not be less than one (1) nor more than ten (10) until changed by amendment of the Certificate of Incorporation or by a bylaw amending this Section 2.2(a). The exact number of directors shall be fixed from time to time, within the limits specified in the Certificate of Incorporation or in this Section 2.2(a), exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of the whole Board of Directors.
          (b) The directors shall be divided into three (3) classes designated as Class A, Class B and Class C, respectively. Directors shall be initially assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class A Directors shall expire and Class A Directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class B Directors shall expire and Class B Directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class C Directors shall expire and Class C Directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     2.3 Nomination, Election and Qualification. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation, which shall be the exclusive means for a stockholder to make nominations whether or not the stockholder is seeking to have a proposal included in the Corporation’s proxy statement or information statement under an applicable rule of the SEC, including, but not limited to, Regulation 14A or Regulation 14C under the Exchange Act. To be timely, in the case of a stockholder seeking to have a nomination included in the Corporation’s proxy statement or information statement, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days nor more than 180 days prior to the first Anniversary of the date on which the Corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the Anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the fifteenth (15th) day following the day on which public announcement of the date of such meeting is first made. If the stockholder is not seeking inclusion of the nomination in the Corporation’s proxy statement or information statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation that are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the Corporation that are beneficially owned by the stockholder; (c) as to the stockholder giving the notice and any Stockholder Associated Person (as defined in Section 1.11), to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction (as defined in Section 1.11) has been entered into, and (d) as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument (as defined in Section 1.11) is directly or indirectly beneficially owned, (2) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (3) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     2.4 Vacancies. Vacancies and newly created directorships resulting from any increase in the total number of directors established by the board pursuant to Section 2.2 hereto may be filled only by the affirmative vote of the majority of the total number of directors then in office, though less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term expiring at the succeeding annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal is herein provided. Whenever holders of any class or classes of capital stock or series thereof are entitled by the provisions of the Certificate of Incorporation to elect one or more directors, vacancies of directorships pertaining to such class or classes or series may only be filled by the affirmative vote of the majority of the total number of directors elected by such class or classes of series thereof then in office, or by a sole remaining director so elected. If no such directors or director remains, then the vacancy or vacancies of directorships pertaining to such class or classes or series shall be filled by the affirmative vote of the majority of the total number of directors the in office, or by a sole remaining director.
     2.5 Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
     2.6 Regular Meetings. Provided that meetings are held at least once during each of the Corporation’s fiscal quarters, regular meetings of the Board of Directors may be held without notice at such time and place, either within or not in the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
     2.7 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or not in the State of Delaware, designated in a call by any member of the Board of Directors, by the Chairman of the Board or by the Chief Executive Officer of the Corporation.
     2.8 Notice of Special Meetings. Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or the director calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty-four (24) hours in advance of the meeting, (ii) by sending a facsimile, telegram or telex, or delivering written notice by hand, or delivering notice by other electronic means, to his last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) by delivering written notice to his last known business or home address at least seventy-two (72) hours in advance of the meeting by a nationally recognized overnight service (receipt requested). A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     2.9 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
     2.10 Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
     2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.
     2.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee.
     2.13 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     2.14 Committees.
          (a) Audit Committee. The Board of Directors shall, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board of Directors, which shall consist of three (3) or more directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and the U.S. Securities Exchange Commission, as then in effect and applicable to the Corporation. Subject to the approval of the Board of Directors, the Audit Committee shall adopt and from time to time assess and revise a written charter which will specify how the Audit Committee will carry out its responsibilities and such other matters as the Board of Directors and the Audit Committee determine are necessary or desirable.
          (b) Compensation Committee. The Board of Directors shall, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate a Compensation Committee of the Board of Directors, which shall consist of three (3) or more directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and the U.S. Securities Exchange Commission, as then in effect and applicable to the Corporation. Subject to the approval of the Board of Directors, the Compensation Committee shall adopt and from time to time assess and revise a written charter which will specify how the Compensation Committee will carry out its responsibilities and such other matters as the Board of Directors and the Compensation Committee determine are necessary or desirable.
          (c) Nominating and Governance Committee. The Board of Directors shall, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate a Nominating and Governance Committee of the Board of Directors, which shall consist of three (3) or more directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and the U.S. Securities Exchange Commission, as then in effect and applicable to the Corporation. Subject to the approval of the Board of Directors, the Nominating and Governance Committee shall adopt and from time to time assess and revise a written charter which will specify how the Nominating and Governance Committee will carry out its responsibilities and such other matters as the Board of Directors and the Nominating and Governance Committee determine are necessary or desirable.
          (d) Other Committees. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute such other committees as the Board of Directors may determine. Such committees shall each consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.
     2.15 Compensation of Directors. Directors may be paid such compensation for their services as the Board of Directors may from time to time determine and directors shall be reimbursed for reasonable expenses (including travel expenses) incurred to attend meetings. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary Corporations in any other capacity and receiving compensation for such service.
ARTICLE 3 — Officers

     3.1 Enumeration. The officers of the Corporation shall consist of Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Treasurer and a Secretary and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.
     3.2 Election. The Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary shall be elected as the Corporation’s executive officers annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.
     3.3 Qualification. No officer need be a stockholder. Any two (2) or more offices may be held by the same person.
     3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.
     3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
          Any officer appointed by Board of Directors may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.
          Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.
     3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of the Chief Executive Officer, President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.
     3.7 Chairman of the Board and Vice-Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.
     3.8 Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He or she, if a director, shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers as may be prescribed by the Board of Directors or these Bylaws. Subject to the authority of the Compensation Committee, the Chief Executive Officer may fix the compensation of the officers of the Corporation.
     3.9 President. Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall, subject to the direction the Chief Executive Officer, have general charge and supervision of the business of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Chief Executive Officer or the Board of Directors, or as may be provided by these Bylaws.
     3.10 Chief Operating Officer. The Chief Operating Officer, subject to the powers of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer and the President, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Operating Officer shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, or as may be provided by these Bylaws.
     3.11 Chief Financial Officer. The Chief Financial Officer shall, under the direction of the Chairman of the Board of Directors, the Chief Executive Officer and the President, be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, or as may be provided in these Bylaws.
     3.12 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the President may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
     3.13 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. The minute book of the Corporation may be maintained in either paper or electronic form.
          Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
          In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
     3.14 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.
          The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability, or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer. In the event of the absence, inability, or refusal to act of the Treasurer and all Assistant Treasurers, the President or other officer designated by the Board of Directors shall perform the duties and exercise the powers of the Treasurer.
     3.15 Execution of Corporate Instruments. Unless otherwise determined or directed by the Board or otherwise required by law, instruments and documents requiring the corporate signature may be executed by the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or the Treasurer (or any other officer so authorized by any of the foregoing persons).
ARTICLE 4 — Capital Stock
     4.1 Issuance of Stock. Subject to certain provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
     4.2 Certificates of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.
          Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
     4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
     4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.
     4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or by proxy, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

          If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE 5 — Indemnification
     5.1 Right to Indemnification. Each person who was or is a party to or is threatened to be made a party to or is involved in (as a party, witness, or otherwise), any threatened, pending, or completed action, arbitration, alternative dispute resolution, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Agent”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”).
     5.2 Authority to Advance Expenses. Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the DGCL, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.
     5.3 Right of Claimant to Bring Suit. If a claim under Section 5.1 or 5.2 of this Article is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
     5.4 Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.
     5.5 Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article
     5.6 Enforcement of Rights. Without the necessity of entering into an express contract, all rights provided under this Article shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and such Agent. Any rights granted by this Article to an Agent shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction.
     5.7 Survival of Rights. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     5.8 Settlement of Claims. The Corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.
     5.9 Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
     5.10 No Duplication of Payments. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.
     5.11 Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent to the fullest extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.
ARTICLE 6 — General Provisions
     6.1 Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending on December 31 of each calendar year.
     6.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
     6.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.
     6.4 Voting of Securities. Except as the directors may otherwise designate, the Chief Executive Officer, President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or stockholders of any other corporation or organization, the securities of which may be held by this Corporation.
     6.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
     6.6 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.
     6.7 Transactions with Interested Parties. All contracts or transactions between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be recommended for approval by the Audit Committee and approved by a majority of the outside directors of the Corporation, if the Corporation has such outside directors, before the Corporation shall be permitted to perform its obligations under such contracts or transactions.
          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
     6.8 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
     6.9 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
ARTICLE 7 — Amendments
     7.1 By the Board of Directors. These Bylaws may be altered or, amended, in whole or in part, or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
     7.2 By the Stockholders. These Bylaws may be altered, or amended, in whole or in part, or new Bylaws may be adopted at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting, and shall be approved by an affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all the then-outstanding shares of capital stock of the Corporation voting together as a single class.